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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITOR'S CONSENT




The Board of Directors
Procom Technology, Inc.:


We consent to the use of our report dated September 22, 2000, except as to note 14, which is as of October 10, 2000, incorporated by reference in Amendment
No. 1 to the registration statement on Form S-3 of Procom Technology, Inc., relating to the consolidated balance sheets of Procom Technology, Inc. and subsidiaries as of July 31, 1999 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, and the related schedule and to the reference to our firm under the heading "Experts" in the prospectus.



                                             /s/ KPMG LLP
                                             -----------------------------------
                                                 KPMG LLP


Orange County, California
January 15, 2001